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                                                                      EXHIBIT 4

                          [LETTERHEAD OF BORDEN, INC.]





                                                                   June 13, 1994



Japonica Partners
30 Kennedy Plaza
Providence, R. I.  02903

Dear Sirs:

In response to your June 8 letter, please be advised that Lazard Freres & Co. is Borden's investment banker and as such is duly authorized to represent Borden in discussions with third parties concerning Borden affairs.



                                           Very truly yours,



                                           /s/ Frank J. Tasco
                                           ------------------------
                                           Frank J. Tasco
                                           Chairman


cc:  E. Shames